                                                        Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

                                GIVE THE
                                SOCIAL SECURITY
  FOR THIS TYPE OF ACCOUNT:     NUMBER OF --

 1. An individual's account    The individual
 2. Two or more individuals    The actual owner of the
   (joint account)             account or, if combined
                               funds, the first individual
                               on the account(1)
 3. Husband and wife (joint    The actual owner of the
   account)                    account or, if joint funds,
                               either person(1)
 4. Custodian account of a     The minor(2)
   minor (Uniform Gift to
   Minors Act)
 5. Adult and minor (joint     The adult or, if the minor is
   account)                    the only contributor,
                               the minor(1)
 6. Account in the name of     The ward, minor, or
   guardian or committee       incompetent person(3)
   for a designated ward,
   minor or incompetent
   person
 7. a. The usual revocable     The grantor-trustee(1)
     savings trust account
     (grantor is also
     trustee)
  b. So-called trust account   The actual owner(1)
      that is not legal or
      valid trust under State
      law

                              GIVE THE EMPLOYER
                              IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:     NUMBER OF --


 8. Sole proprietorship        The owner(4)
   account
 9. A valid trust, estate,     The legal entity (Do not
   or pension trust            furnish the identifying
                               number of the personal
                               representative or trustee
                               unless the legal entity
                               itself
                               is not designated in the
                               account title.)(5)
10. Corporate account          The corporation
11. Religious, charitable,     The organization
   or educational
   organization account
12. Partnership account        The partnership
   held in the name of
   the business
13. Association, club, or      The organization
   other tax-exempt
   organization
14. A broker or registered     The broker or nominee
   nominee
15. Account with the           The public entity
   Department of
   Agriculture in the name
   of a public entity
   (such as a State or
   local government,
   school district, or
   prison) that receives
   agricultural program
   payments

     (1) List first and circle the name of the person whose number you furnish.
     (2) Circle the minor's name and furnish the minor's social security number.
     (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
     (4) Show the name of the owner.
     (5) List first and circle the name of the legal trust, estate or pension trust.
     Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2
OBTAINING A NUMBER
    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
    PAYEES EXEMPT FROM BACKUP WITHHOLDING
    Payees specifically exempted from backup withholding on ALL payments include the following:
        (Bullet) A corporation.
        (Bullet) A financial institution.
        (Bullet) An organization exempt from tax under section 501(a), or an individual retirement plan.
        (Bullet) The United States or any agency or instrumentality thereof. (Bullet) A State, the District of Columbia, a possession of the United
                 States, or any subdivision or instrumentality thereof.
        (Bullet) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
        (Bullet) An international organization or any agency or instrumentality thereof.
        (Bullet) A registered dealer in securities or commodities registered in the United States or a possession of the United States. (Bullet) A real estate investment trust.
        (Bullet) A common trust fund operated by a bank under section 584(a). (Bullet) An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
        (Bullet) An entity registered at all times under the Investment Company
                 Act of 1940.
        (Bullet) A foreign central bank of issue.
        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
        (Bullet) Payments to nonresident aliens subject to withholding under section 1441.
        (Bullet) Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
        (Bullet) Payments of patronage dividends where the amount received is not paid in money.
        (Bullet) Payments made by certain foreign organizations.
        (Bullet) Payments made to a nominee.
        Payments of interest not generally subject to backup withholding include the following:
        (Bullet) Payments of interest on obligations issued by individuals.
                 Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
        (Bullet) Payments of tax-exempt interest (including exempt interest dividends under section 852).
        (Bullet) Payments described in section 6049(b)(5) to nonresident aliens. (Bullet) Payments on tax-free covenant bonds under section 1451. (Bullet) Payments made by certain foreign organizations.
        (Bullet) Payments made to a nominee.
    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
        Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
    PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply. PENALTIES
    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
      FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
                                  REVENUE SERVICE.